UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2020

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

645 Molly Lane, Suite 150

Woodstock, GA 30189

(Address of principal executive offices)

(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SNOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 12, 2020, the Audit Committee of the Board of Directors and executive management determined, after review and discussion with our independent public accounting firm, Marcum LLP, that the Company’s unaudited condensed consolidated interim financial statements for the quarter ended June 30, 2020 should no longer be relied upon. The financial statements for the quarter ended June 30, 2020 as filed with the U.S. Securities and Exchange Commission on August 14, 2020, contained material errors. The Audit Committee concluded that material adjustments to the financial statements for the quarter ended June 30, 2020 are required and that the Company will need to restate them.

Specifically, during the course of preparation of the financial statements for the quarter ended September 30, 2020, our Chief Executive Officer and our Chief Financial Officer discovered that revenues were overstated in the financial statements for the quarter ended June 30, 2020 as adequate reserves were not taken for wholesaler and specialty pharmacy rebates, distributor fees and customer returns and that certain expenses were understated and not properly recorded. It was determined that the Europe and Mexico financial translations on the profit and loss statement was run twice for one month of the quarter which resulted in an overstatement of revenue and expenses for that period. Finally, it was determined that income from discontinued operations for both years was incorrectly calculated.

At this time, we estimate that these errors resulted in accounts receivable being overstated by $446,000, prepaid expenses being overstated by $123,000, accrued expenses being understated by $175,000 in the consolidated balance sheet as of June 30, 2020. The errors further resulted in revenues being overstated by $1,487,000, cost of revenue being overstated by $779,000 and gross profit being overstated by $708,000, total operating expenses being understated by $75,000, other income (expense) being overstated $35,000, income from discontinued operations being overstated 5,000 in the consolidated statements of comprehensive income (loss) for the quarter ended June 30, 2020. With the errors being corrected in the restated financial statements for the quarter ended June 30, 2020, net income (loss) decreased by $753,000 to $240,000. Additionally, the changes resulted in a decrease of basic and diluted net income (loss) per common share of $0.41.

We are working with our Audit Committee and the Company’s independent auditors to determine the full impact of these potential adjustments on the financial statements for the quarter ended June 30, 2020. However, until the review is complete and a final determination is made, we cannot provide assurance regarding the complete impact of any adjustments on the financial statements for the affected periods, and we cannot provide assurance that the adjustments identified above are representative of the adjustments that will be required when the review is complete. Furthermore, we cannot provide assurance that the review will not identify further adjustments that may be required.

In connection with the Audit Committee’s internal review, we are evaluating our internal control over financial reporting to determine if any significant deficiencies or material weaknesses in such controls caused or contributed to any potential adjustments that may be required.

The Audit Committee has discussed the matters disclosed in this Item 4.02 with Marcum LLP.

We plan to file Amendment No. 1 on Form 10-Q/A for the quarterly period ended June 30, 2020 with SEC, or the Amended Report, as soon as practicable and prior to the filing of our quarterly report on Form 10-Q for the quarter ended September 30, 2020. On November 16, 2020, we requested an extension to file our quarterly report for the quarter ended September 30, 2020 in accordance with Rule 12b-25 under the Securities Exchange Act of 1934, as amended. However, there can be no assurance that we will be able to file such report within the time period prescribed by Rule 12b-25.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2020	SONOMA PHARMACEUTICALS, INC.

	By:	/s/ Amy Trombly
Name: Amy Trombly Title: Chief Executive Officer

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